UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

________________________________

FORM 8-K
CURRENT REPORT

________________________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report (Date of earliest event reported):  March 20, 2015

SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida (Address of principal executive offices)		33166 (Zip Code)

(305) 441-6901
(Registrant’s telephone number, including area code)
___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01 Other Events.

On March 20, 2015, Spanish Broadcasting System, Inc. (the “Company”) announced that the Company received notification from The NASDAQ Stock Market (“NASDAQ”) on March 17, 2015, detailing that the Company had regained compliance with the minimum market value of publicly held shares requirement (“Market Value of Publicly Held Shares Requirement”) of $15,000,000 for a minimum of 10 consecutive business days as set forth in NASDAQ Listing Rule 5450(b)(2)(C) (the “Rule”).  Accordingly, the Company has regained compliance with the Rule and will continue to be listed on the NASDAQ Global Market.

Previously on December 19, 2014, the Company received a written deficiency notice (the “Notice”) from NASDAQ, advising us that the market value of our Class A common stock for the previous 30 consecutive business days had been below the required Market Value of Publicly Held Shares Requirement for continued listing on the NASDAQ Global Market pursuant to the Rule. Pursuant to NASDAQ Listing Rule 5810(c)(3)(D), the Company was provided an initial grace period of 180 calendar days, or until June 17, 2015, to regain compliance with the Rule.

A copy of the press release announcing the above developments is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

99.1 — Press Release dated March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
(Registrant)

March 20, 2015	By:/s/ Joseph A. García Joseph A. García Chief Financial Officer, Chief Administrative Officer, Senior ExecutiveVice President and Secretary